                      AGREEMENT AND PLAN OF REORGANIZATION

                                   DATED AS OF

                               DECEMBER 10, 1996,

                                      AMONG

                                 iVILLAGE, INC.

                           PP ACQUISITION CORPORATION

                             PARENTSPLACE.COM, INC.

                                       AND

                    THE STOCKHOLDER OF PARENTSPLACE.COM, INC.

SCHEDULES

Schedule I -            Escrow Shares

Schedule II -           Company Shares

Schedule 3.1(ah) -      Officers and Directors of the Company

EXHIBITS

Exhibit A - Form of Merger Agreement

Exhibit B - Form of Non-Competition Agreements

Exhibit C - Form of Escrow Agreement

Exhibit D - Form of Termination Agreement

Exhibit E - Termination of Burst!Media Agreement

Exhibit F - Form of Release

Term                                                       Section or
                                                         Other Location

Acquisition Sub........................................     Caption
Actions................................................     3.1(o)(i)
Affiliate..............................................     6.1(a)
Agreement..............................................     Preamble
Agreement of Merger....................................     Preamble
AOL....................................................     3.3 (d)(vii)(A)
Basket Amount..........................................     6.6(a)
Benefit Arrangements...................................     3.1(t)(ii)
Business Day...........................................     1.7
Business Plan..........................................     3.1(a)(ii)
Charter................................................     3.1(a)(iii)
Closing................................................     1.7
Closing Date...........................................     1.7
Code...................................................     1.6
Cohen..................................................     Caption
Company................................................     Caption
Company Balance Sheet..................................     3.1(e)(i)
Company Common Stock...................................     Preamble
Company Disclosure Schedule                                 3.1
Company Expenses.......................................     7.1
Company Financial Statements...........................     3.1(e)(i)
Company Returns........................................     3.1(h)(i)
Company Rights.........................................     3.1(k)(i)
Company Stock Fraction.................................     2.1(c)(ii)
Competitive Business...................................     5.5(b)
Confidential Information...............................     5.5(a)
Confidentiality Agreements.............................     3.1(k)(v)
Constituent Corporations...............................     1.1
Delaware Statute.......................................     Preamble
Designated Persons.....................................     3.1(o)(iii)
Effective Time.........................................     1.2
Employee...............................................     3.1(t)(i)
Employee Plans.........................................     3.1(t)(i)
Encumbrances...........................................     3.1(i)(iii)
ERISA..................................................     3.1(t)(i)
ERISA Affiliate........................................     3.1(t)(i)
Escrow Agreement.......................................     4.2(h)
Escrow Shares..........................................     2.2(a)
Event of Indemnification...............................     6.1(b)
FAS No. 5..............................................     3.1(f)(ii)
Form 10-Q..............................................     3.3(b)
Fully Diluted Company Share Amount.....................     2.1
Fully Diluted Company Shares...........................     2.1
Governmental Authority.................................     3.1(o)(i)
Indemnification Amount.................................     6.2
Indemnified Persons....................................     6.1(c)
Intellectual Property Rights...........................     3.1(k)

Term                                                        Section or
                                                          Other Location

Leased Real Property...................................     3.1(j)(i)
Leases.................................................     3.1(j)(ii)
Liability..............................................     3.1(f)(i)
Licensed Software......................................     3.1(l)(i)
Losses.................................................     6.1(d)
Material Adverse Change................................     3.1(g)(i)
Material Adverse Effect................................     3.1(a)(iii)
Merger.................................................     1.1
Merger Shares..........................................     2.1(c)(i)
Needleman..............................................     Caption
New Certificate........................................     2.2(b)
Non-Competition Agreements.............................     4.2(a)
Old Certificate........................................     2.2(b)
Option Agreement.......................................     4.3(e)
Option Agreements......................................     4.3(e)
Other Shares...........................................     5.3(a)(i)
Owned Software.........................................     3.1(1)(i)
Preferred Stock........................................     Preamble
Primary Shares.........................................     5.3(a)(ii)
Purchaser..............................................     Caption
Purchaser Common Stock.................................     Preamble
Purchaser Disclosure Schedule..........................     3.3
Registrable Shares.....................................     5.3(a)(iii)
Restricted Securities..................................     5.2(a)
Rule 144...............................................     5.3(d)(iv)
Schedule of Expenses...................................     4.2(e)
Series A Preferred Stock...............................     3.3(d)(i)
Series B Preferred Stock...............................     3.3(d)(i)
Series B-1 Preferred Stock.............................     3.3(d)(i)
Site...................................................     3.1(z)
Software...............................................     3.1(l)(i)
Stockholders...........................................     Caption
Subject Business.......................................     5.5(a)
Subsidiary.............................................     3.1(b)
Survival Date..........................................     6.5
Surviving Corporation..................................     1.1
Tax....................................................     3.1(h)(ii)
Taxes..................................................     3.1(h)(ii)
Termination Agreement..................................     4.2(l)
Third Party Claim......................................     6.4
to the best knowledge of the Company
and the Stockholder....................................     3.1(aj)
Total Purchaser Share Amount                                2.1
Transaction Costs......................................     7.1
Transfer...............................................     5.2(a)
TZM&M..................................................     4.2(b)
Warrant Shares.........................................     3.3(d)(vii)
World Wide Web.........................................     3.1(z)

                                        AGREEMENT AND PLAN OF REORGANIZATION
                                        dated as of December 10, 1996, among
                                        iVILLAGE, INC., a Delaware corporation
                                        ("Purchaser"), PP ACQUISITION
                                        CORPORATION, a Delaware corporation and
                                        a direct, wholly-owned subsidiary
                                        of Purchaser ("Acquisition Sub"),
                                        PARENTSPLACE.COM, INC., a Delaware
                                        corporation (the "Company"), and the
                                        sole stockholder of the Company (the
                                        "Stockholder"). For purposes of this
                                        Agreement, the term "Stockholder" shall
                                        mean (i) the sole stockholder of the
                                        Company set forth on Schedule II hereto, Jacqueline B. Needleman ("Needleman") and David L. Cohen ("Cohen"), jointly and severally.

                  The Boards of Directors of Purchaser, Acquisition Sub and the Company have each duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Agreement of Merger in substantially the form of Exhibit A attached hereto (the "Agreement of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Agreement of Merger and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"), will be exchanged and converted into shares of common stock, $.0005 par value, of Purchaser (the "Purchaser Common Stock") in the manner set forth in Article II hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I

                                    GENERAL

1.1.     The Merger.

         In accordance with the provisions of this Agreement, the Agreement of Merger and the Delaware Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".

1.2.     The Effective Time of the Merger.

         Subject to the provisions of this Agreement, the Agreement of Merger shall be executed and delivered to and filed with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date in the manner provided under Section 251 of the Delaware Statute. The Merger shall become effective (the "Effective Time") upon the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

1.3.     Effect of Merger.

         At the Effective Time the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 259 of the Delaware Statute.

1.4.     Charter and By-Laws of Surviving Corporation.

         From and after the Effective Time and pursuant to the Agreement of
Merger: (i) the Charter of the Company shall be amended so that Article IV of the Company's Certificate of Incorporation shall read in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, $.O1 par value per share", and, as so amended, shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable.

1.5.     Taking of Necessary Action.

         Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger and the Delaware Statute.

1.6.     Tax-Free Reorganization.

         For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of
Section 368(a)(2)(E) of the Code. Each party shall not take a position on any tax return or reports inconsistent with this Section 1.6, and shall use their reasonable efforts to maintain such reporting in the context of an audit. Each party shall give the other prompt notice of any challenges or investigations undertaken by any taxing agency in connection with such reporting, and shall keep such other party fully informed of all aspects of such ongoing challenge or investigation.

1.7.     Closing.

         Subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 1:00 p.m. (Eastern Standard Time) on December 10, 1996 (the "Closing Date"), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York.

                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1.     Total Consideration; Effect on Capital Stock.

         The entire consideration payable by Purchaser with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (the "Fully Diluted Company Shares") shall be an aggregate of 200,000 shares of Purchaser Common Stock (the "Total Purchaser Share Amount"). For purposes of the calculation of the exchange ratio for Purchaser Common Stock under Section 2.1(c) hereof, it is assumed that the number of Fully Diluted Company Shares is 1,500 (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

         (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Acquisition Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation of Certain Shares of Company Stock. Each share of Company Stock that is authorized but unissued shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor.

         (c) Exchange Ratio for Company Stock. Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time, including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive the Company Stock Fraction of a share of Purchaser Common Stock in accordance with Section 2.2(b); provided, however, that the aggregate number of shares of Purchaser Common Stock issuable to the Stockholder of the Company shall be rounded to the nearest whole share and no fractional shares of Purchaser Common Stock shall be issued in the Merger. For convenience of reference, the shares of Purchaser Common Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this
Section 2.1(c) are sometimes hereinafter collectively referred to as the "Merger Shares".

         (i) For purposes of this Agreement,

                  (A) The term "Company Stock Fraction" shall be equal to the fraction representing the ratio obtained by dividing (x) the Total Purchaser Share Amount by (y) the Fully Diluted Company share Amount; and

                  (B) all calculations under this Section 2.1(c) shall be rounded to the nearest one billionth (.000000001).

2.2.     Escrow Deposit; Exchange of Certificates.

         (a) Escrow Deposit. At the Effective Time, Purchaser shall cause to be deposited with the Escrow Agent a certificate together with a stock power duly endorsed in blank for transfer on behalf of the Stockholder and the Stockholder, by its execution and delivery of this Agreement, hereby authorizes and directs Purchaser to make such deposit on its behalf, representing that number of Merger Shares to be issued to the Stockholder as is set forth opposite the Stockholder's name on Schedule I hereto (constituting in the aggregate one hundred percent (100%) of the total number of Merger Shares being issued in the Merger to the Stockholder (collectively, the "Escrow Shares")).

         (b) Procedure for Exchange. Immediately following the Effective Time, Purchaser shall deliver to each holder of record, other than the Company or any subsidiary of the Company and Purchaser or any subsidiary of Purchaser, of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (each, an "Old Certificate") a certificate (a "New Certificate") representing that number of Merger Shares which such holder has the right to receive, if any, pursuant to
Section 2.1(c)(i) with respect to such Old Certificate against receipt by Purchaser of such Old Certificate for cancellation and (ii) an executed letter of transmittal, and the Old Certificate so surrendered shall forthwith be canceled (the certificates representing the Escrow Shares having theretofore been deposited on behalf of the Stockholder into escrow as contemplated by
Section 2.2(a) hereof). In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a New Certificate representing the proper number of shares of Purchaser Common Stock may be issued to a transferee if the Old Certificate representing such Company Common Stock is presented to Purchaser, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing Merger Shares (other than the Escrow Shares) as contemplated by Section 2.1(c)(i), without interest. All Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the Escrow Agreement.

         (c) No Further Ownership Rights in Company Stock. All shares of Purchaser Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be canceled and exchanged as provided in this Article II.

         (d) No Liability. Neither Purchaser, Acquisition Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Purchaser Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Purchaser Common Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1.     Representations and Warranties of the Company.

         The Company and the Stockholder hereby jointly and severally represent and warrant to Purchaser and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified as being such disclosure schedule by the President of the Company and delivered by the Company to Purchaser and Acquisition Sub simultaneously herewith (which disclosure schedule shall reference with specificity the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

         (a) Organization; Good Standing; Qualification and Power. The Company
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted pursuant to the Preliminary Business Plan dated September 25, 1996 (the "Business Plan") and the Related Agreements, to enter into this Agreement and the Agreement of Merger, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) except as set forth on the Company Disclosure Schedule, is duly qualified and in good standing to do business in those jurisdictions listed in the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, properties, Liabilities, assets, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Effect") of the Company. The Company has delivered to Purchaser true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

         (b) Equity Investments. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. As used herein, a "subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

         (c) Capital Stocks Securities. The authorized capital stock of the Company consists of 1,500 shares of Company Common Stock, of which 1,500 shares are outstanding. All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. The Company Disclosure Schedule sets forth a true and complete list of the holders of shares of Company Common Stock and the number and class or series of such shares owned of record and beneficially by each such holder. Except as set forth in the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Stock to which the Company is a party or by which it is bound, or, to the best knowledge of the Company and the Stockholder, among or between any persons other than the Company.

         (d) Authority; No Consents. The execution, delivery and performance by the Company of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Agreement of Merger have been, and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Agreement of Merger are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement or the Agreement of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (X) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound,
(y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement or the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or materially impair the ability of the Company and the Stockholder to consummate the transactions contemplated by this Agreement or the Agreement of Merger, including, without limitation, the Merger.

         (e) Financial Information.

             (i) The Company has previously delivered to Purchaser the unaudited balance sheet of the Company as at September 30, 1996 (the "Company Balance Sheet") and the related statements of operations, cash flow and stockholders' equity for the period June 25, 1996 to September 30, 1996, prepared by the Company (the "Company Financial Statements").

             (ii) The Company Financial Statements (A) are true and complete,
     (B) are in accordance with the books and records of the Company, and (C) fairly present the financial condition of the Company as at the respective dates thereof and the results of operations of the Company for respective periods then ended.

         (f) Absence of Undisclosed Liabilities. At September 30, 1996, (i) the Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) required to be set forth on the Company Balance Sheet, in order for the Company Balance Sheet to fairly present the financial condition of the Company at September 30, 1996, which was not provided for or disclosed thereon, and (ii) all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at September 30, 1996. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 "FAS No. 5" which were not adequately provided for on the Company Balance Sheet as required by FAS No. 5.

         (g) Absence of Changes. Since September 30, 1996, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

             (i) any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Change") of the Company;

             (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a Material Adverse Effect;

             (iii) (A) any Liability created, assumed, guaranteed or incurred, or (B) any material transaction, contract or commitment entered into, by the Company, in the case of either clause (A) or (B) other than in the ordinary course of business;

             (iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

             (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

             (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Common Stock;

             (vii) any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

             (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company, other than licenses, sales and transfers in the ordinary course of business;

             (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

             (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

             (xi) any increase in or modification of compensation payable or to become payable to any director, officer, employee, consultant or agent of the Company, or the entering into of any employment contract with any officer or employee;

             (xii) any change in the manner in which inventory of the Company is valued or any increase in inventory levels in excess of historical levels for comparable periods;

             (xiii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company;

             (xiv) the making of any loan advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or stockholder of the Company, other than (A) advances to employees in the ordinary course of business for travel and similar business expenses or (B) other loans and advances in an aggregate amount which did not exceed $25,000 outstanding at any one time;

             (xv) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

             (xvi) any forward sales commitments at a price less than the Company's cost of sales for such commitments;

             (xvii) any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

             (xviii) any amendments or changes in the Company's Charter or by-laws;

             (xix) any labor dispute or, to the best knowledge of the Company and the Stockholder, any union organizing campaign;

             (xx) the commencement of any litigation or other action by the Company or, to the best knowledge of the Company and the Stockholder, the commencement or threat of commencement of any litigation or other action against the Company; or

             (xxi) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xx) above.

         (h) Tax Matters. The Company: (i) has filed in a timely and proper manner, consistent with then applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date, taking into account all appropriate extensions (the "Company Returns"), with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and has paid all amounts shown thereon to be due; and
(ii) has paid all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods of the Company ending on or before September 30, 1996, to the extent not required to have been previously paid have been adequately provided for on the Company Balance Sheet. The Company will not accrue a Tax liability from the date of the Company Balance Sheet up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business. No federal, state or local tax audits or other administrative or court proceedings are presently pending with respect to any of the Company Returns. The Company has not been notified by any taxing authority that any such audit or proceeding is going to be commenced. No waivers of statutes of limitations have been given or requested with respect to the Company. Except as contested in good faith and disclosed in the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made through the date of the Company Balance Sheet as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Balance Sheet. No additional Taxes have been proposed or asserted since September 30, 1996. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. The Company has not and will not, on or before the Closing Date, incur any Tax liability pursuant to Section 541 of the Code. The Company has not agreed to, nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company is not now, nor has it ever been, a member of a consolidated or combined group for Federal, state or local tax purposes nor has it ever been included in a consolidated or combined tax return for Federal, state or local tax purposes. The Company is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G(c) of the Code) that, individually or taking into account any other agreements or contracts currently in effect between the Company and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). The Company and each of its predecessors have complied with all applicable Laws relating to the payment and withholding of Taxes, and has withheld and paid over all amounts required by Laws to be withheld and paid from the wages and salaries of employees, and the Company is not liable for any Taxes for failure to comply with such Laws. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (ii) a member of an affiliated or combined group or (iii) any contractual obligation.

             (i) Title to Assets, Properties and Rights and Related Matters. The Company has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Company Balance Sheet or acquired after September 30, 1996 (except property sold or otherwise disposed of since September 30, 1996, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to September 30, 1996), or not so reflected therein but used or useful in the conduct or operation of the Company's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in the Company Disclosure Schedule and (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

             (j) Real Property-Owned or Leased. The Company does not currently own, nor has it or any of its predecessors ever owned, any real property. The Company Disclosure Schedule contains a list and brief description of (i) all real property leased by the

Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and
(ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) and (C) the termination date of the Lease. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force and effect and constitute valid and binding obligations of the Company. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

         (k) Intellectual Property.

             (i) The Company owns free and clear of all Encumbrances, has the exclusive right to use, sell, license (or sublicense) transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (other than the Licensed Software) necessary or required for the conduct of its business as currently conducted and as proposed to be conducted as described in the Business Plan (collectively, the "Company Rights") (which rights are described in the Company Disclosure Schedule).

             (ii) the execution, delivery and performance of this Agreement and the Agreement of Merger and the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of or to bring any action for the infringement of, any Company Right or portion thereof;

             (iii) there are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), sale, transmission, broadcast, delivery (electronically or otherwise) or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business;

             (iv) neither the manufacture, marketing, license, sale, transmission, broadcast, delivery (electronically or otherwise) or use of any product or service currently or currently proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the best knowledge of the Company and the Stockholder, is any third party infringing upon, or violating any license or agreement with the Company relating to, any Company Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license, transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor to the best knowledge of the Company and the Stockholder, is there a basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license, transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Company and the Stockholder, is there any basis for any such assertion; and

             (v) all officers, employees and consultants of or to the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons (collectively, the "Confidentiality Agreements"). The Company has made and will continue through the Effective Time to make commercially reasonable efforts to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

The Company Disclosure Schedule contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright applications and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest in the Company Rights. As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, databases, computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

         (1) Company Software.

             (i) The Company Disclosure Schedule sets forth a true and complete list and description of all software systems and applications (A) designed or developed by employees of the Company or by consultants or independent contractors on the Company's behalf (the "Owned Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold or proposed to be marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software, the Company Disclosure Schedule identifies each license agreement with respect thereto.

             (ii) All of the owned Software is original and is protected by the copyright laws of the United States. The Company owns the Owned Software free and clear of Encumbrances (other than valid third party patent rights of which the Company is unaware) and has not sold, assigned, licensed, distributed or in any other way disposed of or Encumbered the Owned Software other than licenses granted in the ordinary course of business as disclosed on the Company Disclosure Schedule.

             (iii) The Licensed Software is validly held and used by the Company and is currently, and after giving effect to the Merger, will be, fully utilizable by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party. To the best knowledge of the Company and the Stockholder, all of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

             (iv) The Company has not knowingly altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. To the best knowledge of the Company and the Stockholder, the Software does not contain any viruses (the Company having employed standard virus checkers to identify the same). The Company has furnished Purchaser with all existing documentation relating to the use, maintenance and operation of the Software, all of which, to the best knowledge of the Company and the Stockholder, is true and accurate.

         (m) Agreements, Etc. The Company Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments to which the Company is a party. The Company has furnished to Purchaser true and complete copies of all such agreements listed in the Company Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company and the Stockholder, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles, (B) is in full force and effect and (y) neither the Company nor, to the best knowledge of the Company, the other party or parties thereto is or are in material default thereunder.

         (n) No Defaults. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (x) its Charter or by-laws or (ii) any material agreement, lease, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and, to the best knowledge of the Company and the Stockholder, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

         (o) Litigation, Etc. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company and the Stockholder, threatened against the Company, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with vendors. There are no Actions pending or, to the best knowledge of the Company and the Stockholder, threatened, nor, to the best knowledge of the Company and the Stockholder, any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Purchaser or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, "Designated Persons"),
(B) the use, in connection with any
business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Purchaser, the Surviving Corporation or any of the Designated Persons, that the Company, Purchaser, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information or (C) the validity, ownership or right to use, manufacture, sell, license or dispose of, with respect to or under any Company Rights. The Company has delivered to Purchaser all material documents and correspondence relating to such matters referred to in the Company Disclosure Schedule.

         (p) Accounts and Notes Receivable. All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. There is (a) no account debtor or note debtor delinquent in its payment by more than 90 days, (b) no account debtor or note debtor that has refused (or, to the best knowledge of the Company and the Stockholder, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of the Company and the Stockholder, no account debtor or note debtor that is insolvent or bankrupt and (d) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Company Balance Sheet, is reasonable under the circumstances and is consistent with past practice), all of the accounts receivable of the Company existing at the Closing shall be paid in full by not later than the ninetieth (90th) day after the Closing and all of the notes receivable shall be paid in accordance with the terms thereof.

         (q) Accounts and Notes Payable. All accounts payable and notes payable by the Company to third parties as of the date hereof arose in the ordinary course of business, and, except as set forth in the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in the Company Disclosure Schedule.

         (r) Compliance; Governmental Authorizations. The Company has complied and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, statutes, ordinances, judgments, regulations and orders applicable to it or its business, properties, facilities or operations (including, by way of example and not in limitation thereof, any of the foregoing that concern the protection of the environment or human health). The Company has all material Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted as described in the Business Plan, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company and the Stockholder, threatened to revoke or limit any thereof. The Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Purchaser true and complete copies thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

         (s) Labor Relations; Employees. Except as set forth in the Company Disclosure Schedule, (A) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, Purchaser, Purchaser, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) the Company is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (D) no employee has notified the Company that such employee will terminate his or her employment or engagement with the Company or the Surviving Corporation. To the best knowledge of the Company and the Stockholder, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company pursuant to the Business Plan or the execution and delivery of the Confidentiality Agreement by such employee.

         (t) Employee Benefit Plans and Contracts.

             (i) The Company has no "employee benefit plan", as defined in
     Section 3(3) of the Employee Retirement Income

     Security Act of 1974, as amended ("ERISA"), and no other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee of the Company) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in
     Section 414(m) of the Code or treasury regulations promulgated under
     Section 414(o) of the Code, any of which includes the Company. For purposes of this Section 3.1(t), "Employee" means any common law employee, consultant or director of the Company.

             (ii) The Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company, (C) covers any Employee or former Employee, and (D) under which the Company has any present or future obligation or liability. Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

         (u) Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due, to any director or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         (v) Insurance. The Company Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company and the Stockholder, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company. The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

         (w) Bank Accounts; Powers of Attorney. The Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

         (x) Brokers. The Company has not, nor have any of its officers, directors, stockholders or employees, employed any broker or, finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.

         (y) Related Transactions. Except as set forth in the Company Disclosure Schedule, no current or former director, officer or stockholder that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or since the inception of the Company has been, (i) a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

         (z) Traffic/Usage. The Company Disclosure Schedule set forth the number of page views per month and the number of visits of unique hosts per month to ParentsPlace.com, the Company's site on the World Wide Web (the "Site"), which numbers represent such monthly page views and unique hosts since July 16, 1995. The Company Disclosure Schedule describes the Company's usage statistics. "World Wide Web" means the specific part of the Internet that contains, among other things, documents written in HTML and from which a world wide web document can provide links to other documents or sites on the Internet.

         (aa) Business Plan. The Company has heretofore delivered to purchaser and Acquisition Sub a true and complete copy of Business Plan. The Company acknowledges that the Business Plan, historical financials of the Company and site usage statistics have been material to Purchaser and Acquisition Sub in their decision to enter into this Agreement and to enter into the transactions contemplated hereby.

         (ab) Minute Books. The minute books of the Company provided to Purchaser for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

         (ac) Board Approval. The Board of Directors of the Company has unanimously (i) approved this Agreement and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the Stockholder of the Company and is on terms that are fair to such Stockholder and
(iii) recommended that the Stockholder of the Company approve the Merger in accordance with the Delaware Statute.

         (ad) Vote Required. The affirmative vote of at least 51% of the outstanding shares of the Company Stock approving the Merger and this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         (ae) Company Not an Interested Stockholder or an Acquiring Person. As of the date of this Agreement, neither the Company nor, to the best knowledge of the Company and the Stockholder, any of its Affiliates is an "Interested Stockholder" of Purchaser as such term is defined in Section 203 of the Delaware Statute or Purchaser's Charter.

         (af) Section 1203 of the California Statute Not Applicable. The provisions of Section 1203 of the California Statute do not apply to this Agreement, the Agreement of Merger, the Merger or the transactions contemplated hereby or thereby.

         (ag) Company Expenses. The Schedule of Expenses being delivered at the Closing sets forth a true, correct and complete schedule of all Company Expenses that have been incurred or paid by or on behalf of the Company (whether or not theretofore billed) through the Effective Time, and there are no Company Expenses other than as set forth therein.

         (ah) Officers and Directors. Set forth on Schedule 3.1(ah) is a list of current officers and directors of the Company.

         (ai) Disclosure. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any document, written information, written statement, financial statement, certificate or exhibit furnished to Purchaser or Acquisition Sub by or on behalf of the Company pursuant hereto (including, without limitation, the Business Plan, except in such case as otherwise set forth in the Company Disclosure Schedule), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. All information and documentation requested by the Purchaser of the Company in connection with the Purchaser's due diligence investigation of the Company has been furnished to the Purchaser.

         (aj) Knowledge Definition. As used herein, "to the best knowledge of the Company and the Stockholder" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the officers and directors of the Company) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer or director of the Company shall be imputed to be the knowledge of the Company.

3.2.     Several Representations and Warranties of the Stockholder.

         The Stockholder represents and warrants to Purchaser and Acquisition Sub with respect to himself and herself as follows:

         (a) Title; Absence of Certain Agreements. The Stockholder is the lawful and record owner of, and has good and marketable title to the shares of Company Common Stock set forth opposite the name of the Stockholder on Schedule II attached hereto, with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, free and clear of all Encumbrances. There are no agreements or understandings between the Stockholder or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

         (b) Authority - General. The Stockholder has full and absolute power and authority to enter into this Agreement and the Escrow Agreement being executed and delivered by the Stockholder simultaneously herewith and this Agreement and the Escrow Agreement is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors, rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Purchaser capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his or its properties, assets or rights may be bound, or
(y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his or its properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or the Escrow Agreement. Except as specified in Section 3.1(d) hereof or otherwise contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Stockholder of this Agreement, the Escrow Agreement or the consummation by the Stockholder of the transactions contemplated hereby or thereby.

         (c) Investment Representations.

             (i) The Stockholder (A) is acquiring the shares of the Purchaser Common Stock being issued to the Stockholder pursuant to the Merger for investment and for the Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws, (B) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Purchaser or persons acting on Purchaser's behalf concerning Purchaser and the terms and conditions of an investment in Purchaser Common Stock,
     (C) has sufficient knowledge and experience in financial affairs and is capable of evaluating the risks of acquiring and holding shares of Purchaser Common Stock, (d) is aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the shares of Purchaser Common Stock to be issued to him or it in the Merger, (E) can afford to suffer a complete loss of his or her investment in shares of Purchaser Common Stock and (F) understands (1) that the shares of Purchaser Common Stock to be issued to him or her in the Merger have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon an exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent of the Stockholder as expressed hereunder, (2) that such shares of Purchaser Common Stock must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in Section 7.3, Purchaser is under no obligation to so register such shares and (4) that the certificates evidencing such shares will be imprinted with a legend in the form set forth in Section 7.3(c) that prohibits the transfer of such shares, except as provided in Section 7.2.

         (d) Employee - Stockholder Representation. If the Stockholder is also an employee of the Company, to the best of the Stockholder's knowledge (i) none of the compensation to be received by the Stockholder in connection with the Merger will be separate consideration for, or allocable to, any of his or its shares of Company Common Stock; (ii) none of the shares of Purchaser Common Stock received by the Stockholder pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement between the Stockholder and Purchaser or the Surviving Corporation; and (iii) the compensation to be paid to the Stockholder by Purchaser or the Surviving Corporation will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar serices.

3.3      Representations and Warranties of Purchaser.

         Purchaser represents and warrants to the Stockholder, except as disclosed in the disclosure schedule dated the date hereof, certified as being such disclosure schedule by the Chief Executive Officer of the Purchaser and delivered by the Purchaser to the Company and the Stockholder simultaneously herewith (which disclosure schedule shall reference with specificity the representations and warranties to which the disclosures contained therein relate) (the "Purchaser Disclosure Schedule"):

         (a) Organization; Good Standing; Qualification and Power. Each of Purchaser and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser has delivered to the Company true and complete copies of the Charter and by-laws of each of Purchaser and Acquisition Sub, in each case as amended to the date hereof.

         (b) Authority. The execution, delivery and performance by Purchaser of this Agreement and the Escrow Agreement and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser and Acquisition Sub, respectively. This Agreement and the Escrow Agreement are valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms; and this Agreement and the Agreement of Merger are the valid and binding obligations of Acquisition Sub, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights and remedies generally from time to time in effect and to general equitable principles. Neither the execution, delivery and performance by Purchaser of this Agreement and the Escrow Agreement, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Purchaser or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any instrument or agreement to which Purchaser or Acquisition Sub is a party, or by which Purchaser or Acquisition Sub any of its respective properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Purchaser or Acquisition Sub any of its respective properties, assets or rights or (z) Purchaser's Charter or by-laws, as amended through the date hereof, respectively, which conflict, breach, default, violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Escrow Agreement. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Escrow Agreement or the execution, delivery and performance by Acquisition Sub of this Agreement and the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing with the SEC of such reports and information under the Securities Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and
(iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Purchaser or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

         (c) Litigation. Except as set forth in the Purchaser Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration, or, to the knowledge of Purchaser, investigation of any kind to which Purchaser is a party, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Purchaser, threatened against Purchaser, except for claims, suits, litigations, proceedings, arbitrations or investigations which individually or in the aggregate cannot reasonably be expected to have a material adverse effect on Purchaser's operations or financial condition; and (ii) Purchaser is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Purchaser, continuing investigation by, any Governmental Authority, or any judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which are not reasonably expected to have a material adverse effect on Purchaser's operations or financial condition.

         (d) Capital Stock.

             (i) The authorized capital stock of Purchaser consists of 25,000,000 shares of Purchaser Common Stock and 15,000,000 shares of Preferred Stock, $.0005 par value (the "Preferred Stock"), of which 1,000,000 shares have been designated as Series A Preferred Stock, $.0005 par value (the "Series A Preferred Stock"), 5,669,846 shares have been designated as Series B Preferred Stock, $.0005 par value (the "Series B Preferred Stock") and 300,000 shares have been designated as Series B-1 Preferred Stock, $.0005 par value (the "Series B-1 Preferred Stock"). On the date hereof, (i) 3,250,005 shares of Common Stock are issued and outstanding,
     (ii) 1,000,000 shares of Series A Preferred Stock are issued and outstanding, (iii) 4,477,746 shares of Series B Preferred Stock are issued and outstanding, (iv) 300,000 shares of Series B-1 Preferred Stock are issued and outstanding, (v) 300,000 shares of Series B Preferred Stock are reserved for issuance upon conversion of shares of Series B-1 Preferred Stock, (vi) 120,000 shares of Series B Preferred Stock are reserved for issuance in accordance with a Series B Preferred Stock Purchase Agreement dated as of May 6, 1996, among Purchaser and the other parties thereto,
     (vii) 852,100 shares (the "Warrant Shares") of Series B Preferred Stock are reserved for issuance upon exercise or exchange of (A) the stock subscription warrants dated September 19, 1995 issued to and held by America Online, Inc. ("AOL") and (B) the stock subscription warrants dated May 6, 1996 issued to and held by AOL, (viii) 1,000,000 shares of Common Stock are reserved for conversion of shares of Series A Preferred Stock,
     (ix) 4,897,746 shares of Common Stock are reserved for conversion of Series B Preferred Stock and Series B-1 Preferred Stock, (ix) 852,100 shares of Common Stock are reserved for conversion of the Warrant Shares and (x) 1,550,000 shares of Common Stock are reserved for future issuance upon exercise of options or as restricted stock granted to employees of Purchaser. All outstanding shares of Purchaser Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Purchaser has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. Purchaser directly owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

             (ii) Except as set forth in paragraph (i) above and on the Purchaser Disclosure Schedule, immediately after the Closing, there are no outstanding (A) securities convertible into or exchangeable for shares of capital stock or other securities of the Company, (B) options, warrants, or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, or (iii) contracts, agreements or commitments relating to the issuance by the Company of any shares of such capital stock, any such convertible or exchangeable securities, or any such options, warrants or other rights. On the date hereof and in accordance with the Certificate of Incorporation of Purchaser, as amended and in effect on the date hereof, each one share of Preferred Stock is convertible into one share of Common Stock.

         (e) Brokers. Neither Purchaser nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (f) Tax-Free Reorganization

             (i) Prior to the Merger, Purchaser will be in Control of Acquisition Sub. As used in this Agreement, "Control" shall have the meaning found in Section 368(c) of the Code ("Control").

             (ii) Purchaser has no present plan or intention to cause the Company to issue additional shares of its stock, or to take any other action, that would result in Purchaser ceasing to Control the Company.

             (iii) Purchaser has no present plan or intention to reacquire any of the Merger Shares issued pursuant to the Merger (other than to the extent contemplated by the provisions of Article VI hereof).

             (iv) Neither Purchaser nor Acquisition Sub is or will be at the Effective Time in investment company with the meaning of Section 368(a)
     (2)(F)(iii) and (iv) of the Code.

             (v) Neither Purchaser nor Acquisition Sub is, or will be at the Effective Time, under the jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

             (vi) Purchaser formed Acquisition Sub solely for the purpose of effecting the Merger, and, at all times prior to the Effective Time, Acquisition Sub has not conducted any business or investment activities and will have no liabilities other than in the ordinary course of business (other than as related to the consummation of the transaction contemplated thereby).

             (vii) Purchaser has no present plan or intention to (A) liquidate the Company, to merge the Company with or into another corporation, including the Purchaser or its affiliates, to sell, distribute, or otherwise dispose of the capital stock of the Company, except for transfers of stock to corporations controlled by Purchaser, as described in both
     Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(j)(4), or (B) cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the

     Company, as described in both Section 368(a)(2)(C) and Treasury Regulation
     Section 1.368-2(j)(4).

             (viii) Purchaser has a current intention to directly or indirectly continue the historic business of the Company or use a significant portion of its historic business assets in a business.

                                   ARTICLE IV

                          CLOSING ACTIONS, DELIVERABLES

4.1.     Actions Being Taken At Or Prior To Closing.

         The following actions are being taken at or prior to the Closing:

         (a) Stockholder Approval; Agreement of Merger. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of the Company in accordance with the Delaware Statute and the Company's
Charter and By-laws, and the Agreement of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware.

         (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

4.2.     Deliverables To Purchaser and Acquisition Sub.

         The following documents and other items are being delivered to the Purchaser and Acquisition Sub at the Closing:

         (a) Non-Competition Agreements. Each of Cohen and Needleman, in their prospective capacity as an employee of Purchaser effective immediately upon the Closing, is executing and delivering an agreement with Purchaser, effective as of the Effective Time, in the form of Exhibit B attached hereto (the "Non-Competition Agreements"), providing for, among other things, non-disclosure of confidential information and restrictions upon such person from competing with the Surviving Corporation and Purchaser as provided therein.

         (b) Opinion of the Company's and the Stockholder's Counsel. A favorable opinion dated the Closing Date is being delivered by Tomlinson, Zisko, Morosoli & Maser, LLP ("TZM&H"), counsel to the Company and the Stockholder, in form and substance reasonably satisfactory to Purchaser and Acquisition Sub.

         (c) Consents and Approvals. Duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Purchaser and Acquisition Sub, are being delivered by the Company.

         (d) Government Consents, Authorizations, Etc. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the Stockholders' Agreements and the consummation by the Company of the transactions contemplated hereby, are being delivered by the Company.

         (e) Company Expenses. A true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company through the Closing Date, accompanied by a certificate signed by the President of the Company certifying the accuracy and completeness thereof, is being delivered by the Company; and the Company is furnishing evidence satisfactory to Purchaser and Acquisition Sub that the Stockholder has either paid directly or contributed to the Company in cash an amount equal, in the aggregate, to the amount of Company Expenses that exceed the amount of Company Expenses to be paid by Purchaser pursuant to Section 5.4.

         (f) Company Expenses Release. A written instrument in form and substance reasonably satisfactory to Purchaser and Acquisition Sub is being delivered by each third party identified on the Schedule of Expenses (i) acknowledging receipt by each such party of full payment of all fees and expenses of such party constituting Company Expenses and (ii) releasing Purchaser, Acquisition Sub, the Surviving Corporation and their Affiliates from any liabilities or obligations in respect of the payment of any fees and expenses that are or may be characterized as Company Expenses.

         (g) Resignation of Directors. Resignations are being delivered by each of the directors of the Company immediately prior to the Effective Time, effective as of the Effective Time.

         (h) Escrow Agreement. The Stockholder and Purchaser are executing and delivering an Escrow Agreement in the form of Exhibit C attached hereto (the "Escrow Agreement"), securing the indemnification obligations of the Stockholder pursuant to Article VI hereof.

         (i) Officers' Certificates. Certain officers, certificates are being delivered by the Company.

         (j) Conversion, Exercise and Exchange of Certain Securities into Capital Stock of the Company. All outstanding rights, options (other than employee stock options), warrants and other securities (whether debt or equity), directly or indirectly exercisable or exchangeable for, or convertible into, shares of capital stock of the Company shall have either been exercised or exchanged for or converted into capital stock of the Company or canceled and terminated effective as of the date hereof.

         (k) Termination Agreement. Cohen and Needleman are each executing and delivering a Termination Agreement in the form of Exhibit D attached hereto (each a "Termination Agreement"), providing for the termination of the Indemnification Agreements each dated as of June 26, 1996, by and between the Company and each of Cohen and Needleman.

         (l) Termination of Burst!Media Agreement. The Company is executing and delivering an agreement in the form of Exhibit E attached hereto, terminating the Agreement dated June 10, 1996, between the Company and Burst!Media.

         (m) Releases. The Company is delivering to Purchaser releases in the form of Exhibit F attached hereto executed by each person or entity that has provided content or services to the Company for use by the Company in its ParentsPlace.com service.

4.3.     Deliverables to the Stockholder.

         The following documents and other items are being delivered to the Stockholder at the Closing:

         (a) Opinion of Counsel to Purchaser and Acquisition Sub. A favorable opinion dated the Closing Date is being delivered by O'Sullivan Graev
& Karabell, LLP, counsel to Purchaser and Acquisition Sub, in form and substance reasonably satisfactory to the Company.

         (b) Government Consents, Authorizations, Etc. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Purchaser and Acquisition Sub of this Agreement and the Related Agreements and the consummation by Purchaser and Acquisition Sub of the transactions contemplated hereby or thereby, are being delivered by Purchaser.

         (c) Payment of Expenses. Evidence satisfactory to the Stockholder of payment by Purchaser or Surviving Corporation of the Company Expenses in accordance with the first sentence of Section 5.4, is being delivered by Purchaser.

         (d) Representation Letter, Consents and Certificates. Certain Officers certificates are being delivered by Purchaser

         (e) Option Agreements. Purchaser is executing and delivering an option agreement with each of Cohen and Needleman (each, an "Option Agreement" and collectively, the "Option Agreements"), effective as of the Effective Time, in substantially the form previously approved by the Board of Directors of Purchaser, providing for the grant of Incentive Stock Options of Purchaser to each of Cohen and Needleman.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1.     Compliance With the Code.

         The parties shall comply with Section 1060(e) of the Code and any regulations promulgated thereunder, as applicable.

5.2.     Restriction on Transfer.

         (a) The shares of Purchaser Common Stock to be issued to the Stockholder at the Effective Time pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 5.2, which conditions are intended to insure compliance with the provisions of the Securities Act. The Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Stockholder.

         (b) Each certificate representing Restricted Securities issued to the Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 5.2(c) and 5.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED,
         ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN

         EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN
         SECTION 5.2 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF DECEMBER 10, 1996 AMONG iVILLAGE, INC., PP ACQUISITION CORPORATION, PARENTSPLACE.COM, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, iVILLAGE, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF iVILLAGE, INC."

         (c) The Stockholder agrees, prior to any Transfer of Restricted Securities, to give written notice to Purchaser of the Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States; provided; however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. The holder thereof shall thereupon, with the written consent of Purchaser, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Purchaser. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 5.2(b) unless (x) in such opinion of counsel of Purchaser registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Purchaser shall have waived the requirement of such legends. No Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Purchaser or unless such opinion is not required in accordance with the provisions of this Section 5.2(c)).

         (d) Notwithstanding the foregoing provisions of this Section 5.2, the restrictions imposed by this Section 5.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the

Securities Act or as otherwise contemplated by Section 5.2 (c) and, pursuant to
Section 5.2 (c) , the securities so transferred are not required to bear the legend set forth in Section 5.2(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 5.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Purchaser, without expense, a new certificate not bearing the restrictive legend set forth in Section 5.2(b) and not containing any other reference to the restrictions imposed by this Section 5.2.

         (e) The Stockholder understands and agrees that Purchaser, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by the Stockholder but not as to certificates for such shares of Purchaser Common Stock as to which the legend set forth in paragraph (b) of this Section 5.2 is no longer required because one or more of the conditions set forth in Section 5.2(d) shall have been satisfied.

5.3.     Piggyback Registration.

         (a) As used in this Section 5.3, the following terms shall have the following meanings:

             (i) "Other Shares" shall mean at any time those shares of Purchaser Common Stock that do not constitute Primary Shares or Registrable Shares.

             (ii) "Primary Shares" shall mean at any time the authorized but unissued shares of Purchaser Common Stock or shares of Purchaser Common Stock held in Treasury.

             (iii) "Registrable Shares" shall mean the shares of Purchaser Common Stock that constitute Restricted Securities that are held by any Stockholder and that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

             (iv) "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor or complementary provision thereto.

         (b) Subject to the provisions set forth below and to the last sentence of this Section 5.3(b), if Purchaser at any time following six months after an initial underwritten public offering of shares of Purchaser Common Stock proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Stockholder of its intention so to register such shares and, upon the written request, given within 30 days after delivery of such notice by Purchaser, of the Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration by the Stockholder), Purchaser shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that the rights granted to the Stockholder hereunder shall be subject at all times to the contractual rights of any third parties now or hereafter granted; further provided, however, that if the managing underwriter in the good faith exercise of its reasonable judgment advises Purchaser in writing that the inclusion of all Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares or Other Shares proposed to be registered by Purchaser, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

             (i) first, the Primary Shares and Other Shares.and

             (ii) second, the Registrable Shares requested to be included in such registration, pro rata based upon the number of Registrable Shares proposed to be included in such registration.

If any registration hereunder is to be underwritten, Purchaser and the Stockholder holding Registrable Shares to be registered by such registration statement shall, as a condition to participating in such registration, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by Purchaser. If the Stockholder elects not to include any or all of its Registrable Shares in any registration statement filed by the Purchaser, the Stockholder shall nevertheless continue to have the right to include any of its Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, subject to the terms and conditions set forth in this Section 5. Anything to the contrary contained herein notwithstanding, Purchaser shall not be required to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.3 after Purchaser has effected four (4) such requested registrations pursuant to this Section 5.3 in which the Stockholder has been given the opportunity to participate.

         (c) In consideration for Purchaser agreeing to its obligations under this Section 5.3, if Purchaser shall include Registrable Shares in a registration pursuant to Section 5.3(b)) for the sale thereof to the public, the Stockholder agrees, upon the request of the managing underwriter of such registration, to enter into an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares, other than those Registrable Shares actually included in such registration pursuant to Section 5.3(b) and sold to the public thereunder, without the prior written consent of the underwriters which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement; provided, that the Stockholder shall be bound by this provision only if, and to the extent, the executive officers of Purchaser owning Purchaser Common Stock shall be bound by such a provision.

         (d) In connection with any registration pursuant to this Section 5.3, Purchaser shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder consistent with the plan of distribution agreed upon by Purchaser and the Stockholder; and all other material aspects of the registration and the registration process. In connection therewith, Purchaser may require that any such registration be underwritten, in which event the managing underwriter shall be selected by Purchaser.

         (e) (i) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Purchaser shall indemnify and hold harmless the Stockholder against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Purchaser of the Securities Act or state securities or "blue-sky" laws applicable to Purchaser and relating to action or inaction required of Purchaser in connection with such registration or qualification under state securities or "blue-sky" laws; provided, however, that Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to Purchaser by the Stockholder with respect to information regarding such Stockholder for use in the preparation thereof.

              (ii) in connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Stockholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5.3(d)) Purchaser, each director of Purchaser, each officer of Purchaser who shall sign such registration statement, each underwriter, broker or other person acting on behalf of Purchaser and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Share, if such statement or omission was made in reliance upon and in conformity with written information furnished to Purchaser or such underwriter by such Stockholder for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided that the maximum liability in respect of such indemnification shall be limited, in the case of the Stockholder, to an amount equal to the net proceeds received by the Stockholder from the sale of such Registrable Shares effected pursuant to such registration statement.

         (f) The Stockholder shall furnish to Purchaser such written information regarding the Stockholder as Purchaser shall reasonably deem necessary in connection with any registration, qualification or compliance contemplated by this Section 5.3.

         (g) Anything to the contrary contained herein notwithstanding, the rights of the holders of Registrable Shares and the obligations of Purchaser under Section 5.3(b) hereof shall terminate and be of no further force or effect (i) as to any holder of Registrable Shares, at such time as all Registrable Shares held by such holder may be sold under Rule 144 during any three-month period and (ii) as to all holders of Registrable Shares, on the third anniversary of the Effective Date.

         (h) The Stockholder may not assign its rights under this Section 5.3 to any purchaser or transferee of Restricted Securities without the prior written consent of Purchaser; provided, however, that any such purchaser or transferee shall, as a condition to the effectiveness of such assignment if consented to by Purchaser, be required to execute a counterpart to this Agreement agreeing to be treated as a Stockholder hereunder solely for purposes of this Section 5.3, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Section 5.3.

         (i) All expenses incurred by Purchaser in complying with this Section 5.3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses and fees and expenses of Purchaser's counsel and accountants, shall be borne by Purchaser; provided, however, that all fees and expenses of counsel for the Registrable Shares or any of them and all underwriting taxes and selling commissions applicable to the Registrable Shares, and any expenses and fees that would not have been incurred by Purchaser but for inclusion of Registrable Shares in such registration, shall not be borne by Purchaser but shall be borne by the holders of Registrable Shares pro rata based on the number of Registrable Shares so registered.

5.4.     Payment of Certain Fees and Expenses.

         At the Closing, Purchaser is paying, or causing the Surviving Corporation to pay, in cash, against presentation of statements therefore, to TZM&M, counsel to the Company, $19,000 in respect of legal fees and expenses incurred in connection with the Merger. Except as expressly provided in this
Section 5.4, neither Purchaser, Acquisition Sub, the Company nor the Surviving Corporation shall pay or in any respect be liable for any Company Expenses.

5.5.     Disclosure of Information; Non-Competition.

         Each of Cohen and Needleman acknowledges and recognizes that the Subject Business has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to each of Cohen and Needleman of the transactions contemplated hereby, and in consideration of and as an inducement to Purchaser and Acquisition Sub to enter into to this Agreement and to consummate the transactions, contemplated hereby:

         (b) "Event of Indemnification shall mean and include (i) the untruth, inaccuracy or breach of any representation or warranty of the Company or the Stockholder (including the underlying facts and circumstances related thereto) contained in Section 3.1, or 3.2 any Exhibit hereto or any document delivered in connection herewith, (ii) the breach of covenants and agreements by the Stockholder, (iii) any claim by any person or entity heretofore providing content or services to the Company for use by the Company in its ParentsPlace service with respect to agreement for, or authority to use any such content or services.

         (c) "Indemnified Persons" shall mean and include Purchaser, Acquisition Sub and the Surviving Corporation and their respective Affiliates (but shall not include the Stockholder), successors and assigns, and the respective officers and directors of each of the foregoing.

         (d) "Losses" shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments and Taxes sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Section 6.2 hereof.

6.2.     Indemnification Generally.

         Subject to Section 6.6 hereof, the Stockholder shall indemnify the Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Event of Indemnification. The sole and exclusive remedy for an Event of Indemnification shall be (i) by recourse to the Escrow Fund (as defined in the Escrow Agreement), (ii) by cancellation of up to fifty percent (50%) of the options granted to each of Needleman and Cohen pursuant to the Option Agreements and (iii) by recourse to up to fifty percent (50%) of the shares of Purchaser Common Stock hereafter acquired by either Needleman or Cohen upon exercise of their respective options pursuant to their respective Option Agreements; provided, however, that in no event shall more than fifty percent of the shares of Purchaser Common Stock (subject to equitable adjustment for stock splits, dividends, combinations, reclassifications and like occurrences) referred to in clauses (i) and (ii) above, in the aggregate (or options therefor) be canceled and/or transferred in connection with this Section 6.2. An indemnification pursuant to this Section
6.2 shall be effected solely in accordance with the terms and provisions of the Escrow Agreement and the Option Agreements, as the case may be, and shall be subject to the qualifications and limitations set forth therein (it being understood that nothing contained in this Section 6.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act), (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon an allegation or allegations that the Company or the Stockholder, or either of them, had an intent to defraud or made a willful misrepresentation or willful omission of a material fact in connection with this Agreement, the Agreement of Merger or the Escrow Agreement and the transactions contemplated hereby or thereby or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that the Company or the Stockholder, or either of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Agreement of Merger and the transactions contemplated hereby or thereby).

6.3.     Assertion of Claims.

         No claim shall be brought under Section 6.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, if any, give the Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 6.4 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid prior to the applicable Survival Date, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 6.2 hereof.

6.4.     Notice and Defense of Third Party Claims.

         The obligations and liabilities of a Stockholder with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly (and, in any event, within five Business Days) give written notice to the Stockholder of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

         (b) The Indemnified Persons shall assume the defense of any Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Stockholder, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the written consent of the

Stockholder, which consent shall not unreasonably be withheld or delayed. The Stockholder shall have the right to participate at their own expense in the defense of any Third Party Claims. The Stockholder and the indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

6.5.     Survival of Representations and Warranties.

         Subject to the further provisions of this Section 6.5, the respective representations and warranties of the parties set forth in Sections 3.1, 3.2 and
3.3 shall survive the Effective Time until the second anniversary following the Closing Date, except that the representation and warranty contained in (a) sections 3.2(a), and 3.2(d) shall not so terminate but shall survive the Closing indefinitely and (b) Section 3.1(h) shall not so terminate but shall survive the Closing until the applicable statute of limitations shall have expired with respect to all matters referenced therein. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate is referred to herein as the "Survival Date." All covenants and agreements of Purchaser or the Stockholder contained herein shall survive the Closing in accordance with their respective terms. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Stockholder and for the purpose of binding the Stockholder to the terms and provisions of this Article VI and the Escrow Agreement, and as an inducement to Purchaser and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Purchaser and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholder) or any other holder of Company Common Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VI or otherwise.

6.6.     Limitation on Indemnification.

         (a) Anything to the contrary contained in Article VI notwithstanding, the Stockholder shall not be obligated to indemnify the Indemnified Persons pursuant to this Article VI with respect to any Losses pursuant to Section 6.1(b)(i) until the aggregate amount of such Losses exceeds twenty-five thousand dollars ($25,000) (the "Basket Amount"), whereupon the Stockholder shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount; provided, however, that the Stockholder shall be obligated to indemnify the Indemnified Persons for the first dollar of all Losses arising out of or related to a breach of the representation and warranty contained in Sections 3.1(c), 3.1(ah) and 3.2(a); provided further, however, that the aggregate maximum indemnification liability of the Stockholder pursuant to this Article VI with respect to any Losses pursuant to Section 6.1(b)(i) shall be $662,500.

         (b) For purposes of satisfying an indemnification obligation of the Stockholder under this Article VI and for determining whether or not the maximum indemnification liability of the Stockholder under this Article VI has been satisfied, each share of Purchaser Common Stock tendered by or on behalf of the Stockholder in satisfaction of any indemnification of the Stockholder under this
Article VI shall have a value determined as set forth in the Escrow Agreement and options canceled in satisfaction of any indemnification of the Stockholder under this Article VI shall be deemed to have a value equal to $2.50 per share purchasable under such options (subject to equitable adjustment for stock splits, stock dividends, reverse stock splits, combinations or similar actions). In the event that the maximum indemnification liability of the Stockholder under this Article VI has been satisfied, Purchaser agrees to instruct the Escrow Agent to release to the Stockholder any remaining Escrow Shares or other funds held by the Escrow Agent under the Escrow Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1.     Expenses.

         As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, (a) Purchaser and Acquisition Sub shall bear all

Transaction Costs of Purchaser and Acquisition Sub and (b) except as expressly provided in Section 5.4, which provides for certain specified expenses to be paid by Purchaser or the Surviving Corporation, the Stockholder shall bear all Transaction Costs of the Company (to be effected by either direct payment of such Transaction Costs or a contribution of cash to the Company by the Stockholder immediately prior to the Effective Time in an amount equal to all such Transaction Costs of the Company), whether or not such fees and expenses have been paid by the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses").

7.2.     Entire Agreement.

         This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

7.3.     Descriptive Headings.

         Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.4.     Public Announcements.

         The parties hereto agree that, to the maximum extent feasible, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the Merger; provided that the parties shall not disclose the purchase price of the Merger in any such public announcements.

7.5.     Notices.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

         if to Purchaser or Acquisition Sub, to:

         iVillage, Inc.
         170 Fifth Avenue

         New York, New York 10010
         Attention:   Candice Carpenter,
                      Chairman and Chief Executive
                      Officer
         Telecopier:  (212) 604-9133;

         with copies to:

         O'Sullivan Graev & Karabell, LLP
         30 Rockefeller Plaza
         New York, New York 10112
         Attention:  Martin H. Levenglick, Esq.
         Telecopier: (212) 408-2420;

         if to the Company, to:

         ParentsPlace.com, Inc.
         1129 Bancroft Way
         Berkeley, California 94702
         Attention:
         Telecopier:

         with a copy to:

         Tomlinson, Zisko, Morosoli & Maser, LLP
         200 Page Mill Road, Second Floor
         Palo Alto, California 94306
         Attention: William E. Zisko, Esq.
         Telecopier: (415) 324-1808; and

         if to the Stockholder, at its address set forth on
         Schedule I attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

7.6.     Counterparts.

         This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

7.7.     Governing Law.

         This Agreement shall be governed by and construed in accordance with the Delaware Statute and with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

7.8.     Benefits of Agreement

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.9.     Pronouns.

         As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

7.10.    Amendment, Modification and Waiver.

         This Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by Purchaser and the Stockholder, if Article VI is not affected by such alteration or amendment and
(b) an instrument in writing signed by (i) Purchaser, (ii) the Company and (iii) the Stockholder, if Article VI is affected thereby; provided, however, that after the approval and adoption of this Agreement and the Merger by the Stockholder, no amendment of this Agreement shall be made which pursuant to the Delaware Statute or other law requires the further approval of the Stockholder; provided further, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                               iVILLAGE, INC.

                               By:/s/ Steve Ellis
                                  ----------------------------
                                  Name:  Steve Ellis
                                  Title:  VP Finance


                               PP ACQUISITION CORPORATION

                               By: /s/ Steve Ellis
                                   ---------------------------
                                   Name:  Steve Ellis
                                   Title:  VP Finance


                               PARENTSPLACE.COM, INC.

                               By:
                                  -----------------------------
                                  Name:
                                  Title:


                               STOCKHOLDER:

                               --------------------------------
                               David L. Cohen and Jacqueline B.
                               Needleman, as Community Property

AGREED AND ACCEPTED AS TO
SECTION 5.5 AND ARTICLE VI ONLY


-------------------------
Jacqueline B. Needleman

--------------------------
David L. Cohen

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                 iVILLAGE, INC.

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 PP ACQUISITION CORPORATION


                                 By:
                                    ------------------------------
                                    Name:
                                    Title:


                                 PARENTSPLACE.COM, INC.


                                 By: /s/ Jacqueline Needleman
                                    -------------------------------
                                    Name:  Jacqueline Needleman
                                    Title: CEO


                                 STOCKHOLDER:

                                 /s/ David L. Cohen
                                 /s/ Jacqueline B. Needleman
                                 -----------------------------------
                                     David L. Cohen and Jacqueline B.
                                     Needleman, as Community Property

AGREED AND ACCEPTED AS TO
SECTION 5.5 AND ARTICLE VI ONLY


/s/ Jacqueline b. Needleman
---------------------------
Jacqueline B. Needleman,


/s/  David L. Cohen
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David L. Cohen